                                                        AMERICAN SKANDIA TRUST
                                                        SUB-ADVISORY AGREEMENT
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THIS  AGREEMENT is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the  "Investment
Manager") and William Blair & Company, LLC (the "Sub-Adviser").

                                                          W I T N E S S E T H
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WHEREAS,  American  Skandia Trust (the "Trust") is a  Massachusetts  business trust  organized with one or more series of shares and is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the Investment  Manager and the Sub-Adviser each is an investment  adviser  registered  under the Investment  Advisers Act of
1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Trustees of the Trust (the "Trustees") have engaged the Investment  Manager to act as investment manager for the
AST  William  Blair  International  Growth  Portfolio  (the  "Portfolio"),  one  series of the Trust,  under the terms of a  management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager, acting pursuant to the Management Agreement,  wishes to engage the Sub-Adviser,  and the Trustees have approved the engagement of the Sub-Adviser, to provide investment advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will  formulate and  implement a continuous  and prudent  investment  program for the
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Portfolio  conforming  to the  investment  objective,  investment  policies  and  restrictions  of the  Portfolio  as set  forth in the
Prospectus  and  Statement  of  Additional  Information  of the  Trust as in  effect  from time to time  (together,  the  "Registration
Statement"),  the Agreement and Declaration of Trust and By-laws of the Trust, any investment  guidelines and procedures adopted by the
Trustees,  or other  instructions  received by the Sub-Adviser in writing from the Investment Manager from time to time. Any amendments to the foregoing  documents will not be deemed effective with respect to the Sub-Adviser until the Sub-Adviser's  receipt thereof.  The appropriate  officers  and  employees of the  Sub-Adviser  will be available  to consult  with the  Investment  Manager,  the Trust and
Trustees at reasonable  times and upon  reasonable  notice  concerning  the business of the Trust,  including  valuations of securities which are not registered for public sale, not traded on any securities  market or otherwise may be deemed  illiquid for purposes of the
ICA; provided it is understood that the Sub-Adviser is not responsible for daily pricing of the Portfolio's assets.
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         Subject to the supervision and control of the Investment  Manager,  which in turn is subject to the supervision and control of the Trustees,  the Sub-Adviser will in its discretion and according to its expert judgment  determine which issuers and securities will be purchased,  held, sold or exchanged by the Portfolio or otherwise  represented in the Portfolio's  investment portfolio from time to time and, subject to the provisions of paragraph 3 of this Agreement,  place orders with and give instructions to brokers,  dealers and others for all such  transactions  and cause such  transactions to be executed.  At any time,  upon request by the Investment  Manager, the Sub-Adviser will provide to the Investment  Manager a complete list of the current  holdings of the Portfolio.  The Sub-Adviser may delegate certain of its investment advisory and other  responsibilities and duties hereunder to one or more  sub-sub-advisers;  subject
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to: (i) the prior written  approval of the  Investment  Manager,  (ii) the execution of a written  sub-advisory  agreement  between the
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Sub-Adviser  and its  delegate,  and (iii)  the  approval  of such  agreement  by the  Trustees.  Under the terms of such  sub-advisory agreement,  the Sub-Adviser shall remain responsible for ensuring that the investment  program of the Portfolio is maintained.  Custody of the Portfolio will be maintained by a custodian bank (the  "Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and  instructions by employees of the Sub-Adviser  designated by the Sub-Adviser to settle  transactions in respect of the
Portfolio.  No assets may be withdrawn from the Portfolio other than for settlement of  transactions on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been  certified as such by proper  authorities of the Trust prior to the withdrawal.

         The  Sub-Adviser  will be responsible  for voting  proxies  solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.  In voting such proxies for the Portfolio the  Sub-Adviser  shall do so in a manner that is in the best interests of the Portfolio and that is consistent with the Sub-Adviser's own written proxy voting guidelines or policies.

         In addition,  upon reasonable  request from the Investment  Manager the Sub-Adviser  (through a qualified  person) will assist the pricing  committee of the  Investment  Manager or the Trust in valuing  securities of the Portfolio as may be required from time to time, including making available information of which the Sub-Adviser has knowledge related to the securities being valued.

         The  Sub-Adviser  will not be  responsible  for the provision of  administrative,  bookkeeping  or accounting  services to the
Portfolio  except  as  specifically  provided  herein,  as  required  by the ICA or the  Advisers  Act or as may be  necessary  for the
Sub-Adviser  to supply to the  Investment  Manager,  the  Portfolio or the  Portfolio's  shareholders  the  information  required to be provided by the  Sub-Adviser  hereunder.  Any records  maintained  hereunder  shall be the property of the  Portfolio  and  surrendered promptly upon request.

         In furnishing the services under this Agreement,  the Sub-Adviser  will comply with the  requirements  of: (i) the ICA and the regulations  promulgated thereunder;  (ii) Subchapters L and M (including,  respectively,  the diversification  requirements of Section
817(h) and the qualification  requirements for a Regulated  Investment Company under Sections  851(b)(1),  (2) and (3)) of the Internal
Revenue  Code and the  regulations  promulgated  thereunder;  (iii)  other  applicable  provisions  of state or federal  law;  (iv) the
Agreement and Declaration of Trust and By-laws of the Trust; (v) policies and  determinations  of the Trust and the Investment  Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and non-fundamental  investment  policies and restrictions  applicable to the Portfolio,  as set out in the Registration  Statement in effect, or as such investment  policies and restrictions from time to time may be amended by the Portfolio's  shareholders or the Trustees and communicated to the Sub-Adviser in writing;  (vii) the Registration
Statement;  and (viii) investment  guidelines,  including procedures adopted by the Trustees, or other instructions received in writing from the Investment  Manager.  In connection with (ii) above, the Sub-Adviser shall: (1) notify the Investment  Manager  immediately of any  failure to comply with or any  reasonable  belief of an  impending  failure to comply with the  diversification  or  qualification requirements,  and (2) in the event of any  failure  to comply  with  Section  817(h) of the  Internal  Revenue  Code at the end of any
calendar  quarter,  the Sub-Adviser will take all necessary steps to adequately  diversify the Portfolio within the period under Treas.
Reg. 1.817-5.  Notwithstanding  the foregoing,  the Sub-Adviser shall have no responsibility to monitor  compliance with limitations or restrictions  for which  information  from the  Investment  Manager or its authorized  agents is required to enable the  Sub-Adviser to monitor  compliance  with such  limitations or  restrictions  unless such  information is provided to the  Sub-adviser in writing.  The
Sub-Adviser shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Portfolio.

         Nothing in this Agreement  shall be implied to prevent the  Investment  Manager from engaging  other  sub-advisers  to provide investment  advice and other  services to the  Portfolio or to series or  portfolios  of the Trust for which the  Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Portfolio or such other series or portfolios.  The Sub-Advisor  and the Investment  Manager  understand and agree that if the Investment  Manager manages the Portfolio in a  "manager-of-managers"  style,  the  Investment  Manager  will,  among other things,  (i)  continually  evaluate the performance  of  the  Sub-Advisor  through  quantitative  and  qualitative  analysis  and  consultations  with  the  Sub-Advisor,  (ii)
periodically  make  recommendations  to the Trust's Board as to whether the contract with one or more  sub-advisors  should be renewed, modified or  terminated,  and (iii)  periodically  report to the Trust's Board  regarding the results of its  evaluation and monitoring functions.  The Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The  Sub-Advisor  acknowledges  that the  Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the
ICA,  to the extent  applicable,  and the  Sub-Advisor  hereby  agrees  that it shall not  consult  with any other  Sub-Advisor  to the
Portfolio  or the Trust with  respect to  transactions  in  securities  for the  Portfolio's  portfolio  or any other  transactions  of
Portfolio  assets.  The Sub-Advisor  further  acknowledges  that it shall not consult with any other  sub-advisor of the Portfolio that is a principal  underwriter  or an affiliated  person of a principal  underwriter  with respect to  transactions  in securities for the
Portfolio's  portfolio or any other transactions of Portfolio assets, and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the Portfolio's portfolio as determined by the Investment Manager.

         The  Sub-Adviser  shall be responsible  for the  preparation  and filing of Schedules 13D and 13G, and Form 13F reflecting the
Portfolio's  securities holdings, as well as preparing and filing with any non-U.S.  jurisdiction any such similar information required to be filed by the Portfolio  reflecting  the  Portfolio's  securities  holdings.  The  Sub-Adviser  shall not be  responsible  for the preparation or filing of any other reports  required of the Portfolio by any  governmental  or regulatory  agency,  except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at its  expense,  will  furnish  all  necessary  investment  facilities,
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including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection with the investment and reinvestment of the assets of the Portfolio,  the
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Sub-Adviser  is  responsible  for the  selection of  broker-dealers  to execute  purchase and sale  transactions  for the  Portfolio in conformity with the policy regarding brokerage as set forth in the Registration  Statement,  or as the Trustees may determine from time to time, as well as the negotiation of brokerage  commission rates with such executing  broker-dealers.  Generally,  the  Sub-Adviser's primary  consideration in placing Portfolio  investment  transactions with broker-dealers for execution will be to obtain, and maintain the availability of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates, will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the best method of execution available,  including the overall cost of  execution;  the  reliability,  integrity and  financial  condition of the  broker-dealer  or financial  intermediary  used; the size of and  difficulty in executing the order;  and the value of the expected  contribution  of the broker-dealer  to the  investment  performance of the Portfolio on a continuing  basis.  Subject to such policies and procedures as the
Trustees  may  determine,  the  Sub-Adviser  shall  have  discretion  to  effect  investment  transactions  for the  Portfolio  through broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers  affiliated with the Sub-Adviser) qualified to obtain best execution of such transactions who provide brokerage and/or research  services,  as such services are defined in section
28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the Portfolio to pay any such  broker-dealers an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission another  broker-dealer would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines  in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research  services  provided by such  broker-dealer,  viewed in terms of either that particular investment  transaction or the Sub-Adviser's overall  responsibilities with respect to the Portfolio and other accounts as to which  the  Sub-Adviser  exercises  investment  discretion  (as such  term is  defined  in  section  3(a)(35)  of the 1934  Act).
Allocation of orders placed by the Sub-Adviser on behalf of the Portfolio to such  broker-dealers  as well as brokerage and/or research services  shall  be in such  amounts  and  proportions  as the  Sub-Adviser  shall  determine  in good  faith  in  conformity  with its responsibilities  under  applicable laws, rules and  regulations.  The Sub-Adviser will submit reports on such  allocations,  brokerage services,  and research  services to the Investment  Manager regularly as requested by the Investment  Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the  broker-dealers  or others to whom such  allocations  have been made and from whom such brokerage and/or research has been received and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the  Sub-Adviser may also consider sales of shares of the Portfolio, or may consider or follow  recommendations of the Investment Manager that take such sales into account,  as factors in the selection of broker-dealers to effect the Portfolio's  investment  transactions.  Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a  broker-dealer,  which provides  research  services,  or to use a particular  broker-dealer  that the  Investment  Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser shall furnish the Investment  Manager monthly,  quarterly and annual reports,  as
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may reasonably be requested by the Investment  Manager  concerning the  transactions,  performance,  and compliance of the Portfolio so that the  Investment  Manager may review and evaluate the  management  of the  Portfolio.  The  Sub-Adviser  shall permit the books and records  maintained with respect to the Portfolio to be inspected and audited by the Trust, the Investment  Manager or their respective agents at all reasonable  times during normal business hours upon reasonable  notice.  The Sub-Adviser  shall  immediately  notify both the Investment  Manager and the Trust of any legal process served upon it in connection  with its activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Portfolio or the Trust.  The Sub-Adviser  shall promptly notify the Investment  Manager of (1) any changes in any  information  regarding the  Sub-Adviser or the investment  program for the Portfolio required to be  disclosed  in the Trust's  Registration  Statement,  or (2) any  violation  of any  requirement,  provision,  policy or restriction that the Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the Sub-Adviser is computed at an annual rate. The fee
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shall be payable  monthly in arrears,  based on the average daily net assets of the  Portfolio  for each month,  at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio shall be valued as set forth in the
Registration Statement.  If this Agreement is terminated, the payment described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be considered as partners or  participants  in a joint  venture.  The
Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this Agreement and will not be obligated to pay any expenses of the Investment  Manager,  the Portfolio or the Trust.  Except as otherwise  specifically  provided  herein,  the Investment
Manager, the Portfolio and the Trust will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,  correct and
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complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The  resolutions of the Trustees  approving the engagement of the  Sub-Adviser as portfolio  manager of the Portfolio and approving the form of this Agreement;

         (d)      The  resolutions  of the Trustees  selecting  the  Investment  Manager as  investment  manager to the  Portfolio  and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof;

(g)      A list of companies the securities of which are not to be bought or sold for the Portfolio ("Restricted Securities"); and

(h)      Procedures adopted by the Trustees ("Board Adopted Procedures").

         The  Investment  Manager  will  furnish  the  Sub-Adviser  from time to time with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements  to the foregoing,  if any. Such  amendments or supplements as to items (a) through
(f) and (h) above  will be  provided  within 30 days of the time such  materials  become  available  to the  Investment  Manager.  Such amendments  or  supplements  as to item  (g)above  will be provided not later than the end of the business day next  following the date such  amendments or  supplements  become known to the  Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed effective with respect to the Sub-Adviser  until the  Sub-Adviser's  receipt thereof.  The Investment  Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Adviser  has furnished the Investment  Manager with true,  correct
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and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof,  including the
                  Sub-Adviser's most recent Form ADV Part II;

         (b)      The Sub-Adviser's most recent audited balance sheet;

         (c)      Separate lists of persons who the Sub-Adviser  wishes to have authorized to give written and/or oral  instructions to
                  Custodians of Trust assets for the Portfolio;

(d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof;

(e)      The Sub-Adviser's proxy voting policy or guidelines

         The  Sub-Adviser  will  furnish  the  Investment  Manager  from time to time with  copies,  properly  certified  or  otherwise authenticated,  of all amendments of or supplements to the foregoing,  if any. Such  amendments or supplements  will be provided within
30 days of the time such  materials  become  available to the  Sub-Adviser.  Any amendments or supplements to the foregoing will not be deemed effective with respect to the Investment  Manager until the Investment  Manager's receipt thereof.  The Sub-Adviser will provide additional  information  as the Investment  Manager may  reasonably  request in connection  with the  Sub-Adviser's  performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto understand that any information or recommendation  supplied by the Sub-Adviser in
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connection  with the  performance of its  obligations  hereunder is to be regarded as  confidential  and for use only by the Investment
Manager,  the Trust or such  persons the  Investment  Manager  may  designate  in  connection  with the  Portfolio.  The  parties  also understand  that any  information  supplied to the  Sub-Adviser  in  connection  with the  performance  of its  obligations  hereunder, particularly,  but not  limited  to, any list of  securities  which may not be bought or sold for the  Portfolio,  is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party  hereto  hereby  further  represents  and  warrants to the other that:  (i) it is
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registered  as an investment  adviser  under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all jurisdictions in which its activities  require it to be so registered or licensed;  (ii) it will use its reasonable best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  (iii) it will promptly  notify the other if it ceases to be so registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory organization or court of competent  jurisdiction that it should show cause why its registration  should not be suspended or terminated;
and (iv) it is duly authorized to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further represents and warrants to the Investment Manager that the information  provided in items (a) and (b)
of paragraph 7 are true and not misleading.

         The Investment  Manager further  represents and warrants to the Sub-Adviser that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has acted and will  continue  to act in  connection  with the  transactions contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing  documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  negligence or disregard for its  obligations  hereunder,  the
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Sub-Adviser  shall not be liable to the Trust,  the Portfolio,  the Portfolio's  shareholders or the Investment  Manager for any act or omission  resulting in any loss suffered by the Trust,  the  Portfolio,  the  Portfolio's  shareholders  or the  Investment  Manager in connection with any service to be provided  herein.  The Federal laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and  therefore,  nothing  herein  shall in any way  constitute a waiver or  limitation  of any rights which the
Trust, the Portfolio or the Investment Manager may have under applicable law.

11.      Other  Activities  of the  Sub-Adviser.  The  Investment  Manager  agrees  that the  Sub-Adviser  and any of its  partners  or
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employees,  and persons  affiliated  with the  Sub-Adviser or with any such partner or employee,  may render  investment  management or advisory services to other investors and institutions,  and that such investors and institutions may own, purchase or sell,  securities or other  interests in property that are the same as, similar to, or different  from those which are selected for purchase,  holding or sale for the  Portfolio.  The  Investment  Manager  further  acknowledges  that the  Sub-Adviser  shall be in all respects free to take action with respect to  investments  in securities or other  interests in property that are the same as,  similar to, or different from those selected for purchase,  holding or sale for the Portfolio.  The Investment  Manager  understands  that the Sub-Adviser  shall not favor or disfavor any of the Sub-Adviser's  clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical,  such opportunities  will be allocated among the Sub-Adviser's  clients over a period of time on a fair and equitable basis.  Nothing in this Agreement  shall impose upon the  Sub-Adviser any obligation (i) to purchase or sell, or recommend for purchase or sale,  for the  Portfolio any security  which the  Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the
Sub-Adviser  or such  partner's,  affiliate's  or  employee's  own accounts or for the account of any other client of the  Sub-Adviser, advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the Sub-Adviser's  other clients,  advisory or otherwise, which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance and  Termination.  This Agreement shall remain in full force and effect for one year from the date hereof,  and is
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renewable  annually  thereafter by specific  approval of the Trustees or by vote of a majority of the outstanding  voting securities of the Portfolio.  Any such renewal shall be approved by the vote of a majority of the Trustees who are not  interested  persons under the
ICA, cast in person at a meeting  called for the purpose of voting on such renewal.  This Agreement may be terminated  without  penalty at any time by the  Investment  Manager upon 60 days  written  notice to the  Sub-Adviser  or by the  Sub-Adviser  upon 90 days written notice to the  Investment  Manager,  and will  automatically  terminate  in the event of (i) its  "assignment"  by either party to this
Agreement,  as such term is defined in the ICA, subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order, (ii) upon termination of the Management  Agreement,  provided the Sub-Adviser has received prior written notice thereof,  or (iii) upon the filing of bankruptcy  proceedings by the Sub-Adviser or the filing of any  receivorship  proceedings against the Sub-Adviser.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the personnel of
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the Sub-Adviser with  responsibility for making investment  decisions in relation to the Portfolio (the "Portfolio  Manager(s)") or who
have been authorized to give  instructions to the Custodian.  The Sub-Adviser shall be responsible for reasonable  out-of-pocket  costs and expenses  incurred by the  Investment  Manager,  the Portfolio or the Trust to amend or supplement the Trust's  Prospectus:  (i) to reflect a change in Portfolio  Manager(s),  (ii) to reflect a change in control of the Sub-Adviser,  as defined by the ICA, or (iii) to effect an assignment of this Agreement  (collectively,  "Sub-Adviser's Action") or otherwise to comply with the ICA, the Securities Act of 1933, as amended (the "1933 Act"), any order granted to the Investment  Manager,  the Portfolio,  or the Trust by the Securities and
Exchange Commission,  or any other applicable statute, law, rule or regulation,  as a result of such change; provided however, that the
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Sub-Adviser  shall not be  responsible  for such costs and expenses  where the  Sub-Adviser's  Action is the result of a request by the
Investment Manager..

         The Sub-Adviser  will obtain the Investment  Manager's  written approval prior to naming the Portfolio in any legal proceeding involving the Portfolio, its holdings, assets, liabilities, affairs, or reputation.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement  shall be in writing.  All such communications  shall be  addressed  to the  recipient  at the  address set forth  below,  provided  that either  party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               William Blair & Company
                           222 West Adams Street
                           Chicago, IL 60606
                           Attn:  Greg Campbell, Esq.

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The Sub-Adviser agrees to indemnify and hold harmless the Investment  Manager,  any affiliated person within
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the meaning of Section  2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person,  if any who,  within the meaning of Section 15 of the 1933 Act, controls  ("controlling  person") the Investment  Manager,  against any and all losses,  claims, damages,  liabilities  or  litigation  (including  reasonable  legal  and other  expenses),  to which the  Investment  Manager  or such affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, the  Internal  Revenue  Code,  under any other  statute,  law,  rule or  regulation,  at common law or  otherwise,  arising  out of the
Sub-Adviser's  responsibilities  hereunder  (1) to the  extent  of and as a result  of the  willful  misconduct,  bad  faith,  or gross negligence  by the  Sub-Adviser,  any of the  Sub-Adviser's  employees or  representatives  or any affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the
Registration  Statement,  including any  amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a statement or omission was made in reliance  upon and in  conformity  with written  information  furnished by the  Sub-Adviser  to the  Investment
Manager,  the  Portfolio,  the Trust or any  affiliated  person of the  Investment  Manager,  the Portfolio or the Trust or upon verbal information  confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the  Sub-Adviser to execute,  or cause to be executed,  portfolio  investment  transactions  according  to the  requirements  of the ICA, the  Registration
Statement and the Board Adopted  Procedures,  or (4) to the extent of, and as a result of the  Sub-Adviser's  failure to follow its own internal  policies and  procedures;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity  in favor of the  Investment
                                     --------   -------
Manager or any affiliated  person or controlling  person of the Investment  Manager deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the Sub-Adviser and each controlling person of the Sub-Adviser,  if any, against any and all losses, claims, damages,  liabilities or litigation (including reasonable legal and other expenses),  to which the Sub-Adviser or such affiliated person or controlling  person of the Sub-Adviser may become  subject  under the 1933 Act, the ICA, the Advisers  Act, the Internal  Revenue  Code,  under any other  statute,  law,  rule or regulation,  at common law or  otherwise,  arising  out of the  Investment  Manager's  responsibilities  as  investment  manager of the
Portfolio (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the Investment  Manager, any of the  Investment  Manager's  employees or  representatives  or any affiliate of or any person acting on behalf of the  Investment
Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material  fact  contained in the  Registration
Statement,  including any amendment thereof or any supplement  thereto, or the omission or alleged omission to state therein a material fact  required to be stated  therein or necessary to make the  statement  therein not  misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written information  furnished by the Sub-Adviser,  or any affiliated person of the Sub-Adviser or other than upon verbal information  confirmed by the Sub-Adviser in writing;  provided,  however, that in no case is
                                                                                                 --------   -------
the  Investment  Manager's  indemnity in favor of the  Sub-Adviser or any affiliated  person or controlling  person of the  Sub-Adviser deemed to  protect  such  person  against  any  liability  to which any such  person  would  otherwise  be subject by reason of willful misconduct,  bad faith or gross  negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this Section 14 will extend to expenses and costs (including  reasonable  attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the Investment  Manager alleging the  Sub-Adviser's  failure to perform its obligations and duties in the manner required under this
Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict  of  Laws.  The  provisions  of this  Agreement  shall  be  subject  to all  applicable  statutes,  laws,  rules  and
         ------------------
regulations,  including,  without limitation,  the applicable provisions of the ICA and rules and regulations  promulgated  thereunder.
To the extent that any provision contained herein conflicts with any such applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this Agreement  shall be interpreted  and defined in a manner  consistent with the provisions and definitions  of the ICA. If any  provision  of this  Agreement  shall be held or made  invalid by a court  decision,  statute,  rule or otherwise, the remainder of this Agreement shall continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived,  discharged  or  terminated  only by an
         ---------------------------
instrument in writing signed by the party against which  enforcement of the change,  waiver,  discharge or termination is sought.  This
Agreement  (including  Exhibit  A hereto)  may be  amended  at any time by  written  mutual  consent  of the  parties,  subject  to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws of
         --------------------
the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held to
         ------------
be illegal or made invalid by court decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

_____________________________________                         __________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                         Date:    ____________________________

Attest:  ____________________________                         Attest:  ____________________________

                                                        American Skandia Trust
                                           AST William Blair International Growth Portfolio
                                                        Sub-advisory Agreement

                                                               EXHIBIT A
                                                               ---------

An annual  rate  equal to the  following  percentages  of the  combined  average  daily net assets of the  Portfolio  and the series of
American  Skandia Advisor Funds,  Inc. that is managed by the Sub-advisor and identified by the Sub-advisor and the Investment  Manager as being similar to the  Portfolio:  .30% of the portion of the combined  average daily net assets not in excess of $500 million;  plus
..25% of the portion over $500 million but not in excess of $1 billion; plus .20% of the portion in excess of $1 billion.